UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: June 20, 2007
PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Stockholder Approval of Executive Short-Term Incentive Plan
At PetSmart’s 2007 Annual Meeting of Stockholders held on June 20, 2007, our stockholders approved the continuation of the PetSmart, Inc. Executive Short-Term Incentive Plan, or ESTIP, as amended.
Description of ESTIP
The Compensation Committee of our Board of Directors originally adopted the ESTIP in May 2002. The ESTIP was subsequently approved by our stockholders at the 2002 Annual Meeting of Stockholders. In April 2007, the Compensation Committee approved an amendment and restatement to the ESTIP, subject to stockholder approval.
Section 162(m) of the Internal Revenue Code, or Code, denies a deduction to any publicly-held corporation such as PetSmart for compensation paid to certain executive officers in a taxable year to the extent that compensation received by each such executive officer exceeds $1 million. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.
The ESTIP is designed to pay cash bonuses and grant restricted stock under our 2006 Equity Incentive Plan that satisfies the requirements for performance-based compensation within the meaning of Section 162(m) of the Code. Accordingly, participation in the ESTIP is limited to a select group of executive officers and other key employees who might become executive officers. If compensation to such individuals is paid pursuant to the terms and conditions of the ESTIP, we will avoid the deduction limitation imposed by Section 162(m) of the Code. The participants in the ESTIP do not participate in our regular Short-Term Incentive Plan.
As a result of stockholder approval of the ESTIP, we may continue to grant performance-based compensation under the ESTIP to eligible participants until the first annual meeting of stockholders that occurs in 2012 (at which time re-approval of the ESTIP by our stockholders will be required).
The above description of the ESTIP is qualified in its entirety by reference to the full text of the ESTIP which is filed as an attachment to our Definitive Proxy Statement for our 2007 Annual Meeting of Stockholders and is incorporated by reference into this Current Report on Form 8-K.
Acceleration of Vesting of Stock Awards held by Jeffery W. Yabuki
Jeffery W. Yabuki did not stand for re-election to the Board of Directors at our 2007 Annual Meeting of Stockholders held on June 20, 2007. Mr. Yabuki had served as a member of our Board of Directors since June 2004. In recognition of Mr. Yabuki’s invaluable contributions to PetSmart, the Board of Directors accelerated the vesting and waived our right to reacquire 4,573 shares of Common Stock subject to restricted stock awards held by Mr. Yabuki upon his cessation as a member of our Board of Directors.
Acceleration of Vesting of Stock Awards held by Barbara A. Fitzgerald
On June 29, 2007, Barbara A. Fitzgerald, our Senior Vice President, Special Projects, will retire from PetSmart. In recognition of Ms. Fitzgerald’s invaluable contributions to PetSmart, the Compensation Committee of the Board of Directors accelerated the vesting and waived our right to reacquire 7,500 shares of Common Stock subject to restricted stock awards held by Ms. Fitzgerald upon her retirement.
Item 9.01 (d)	Financial Statements and Exhibits.

Exhibit No.	Description

10.11(1)	Executive Short-Term Incentive Plan, as amended.

(1)	Filed as an attachment to our Proxy Statement for our 2007 Annual Meeting of Stockholders held on June 20, 2007 filed with the Securities and Exchange Commission on May 7, 2007, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/s/ Scott a. Crozier
Dated: June 26, 2007		Scott A. Crozier
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.11(1)	Executive Short-Term Incentive Plan, as amended.

(1)	Filed as an attachment to our Proxy Statement for our 2007 Annual Meeting of Stockholders held on June 20, 2007 filed with the Securities and Exchange Commission on May 7, 2007, and incorporated herein by reference.